                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Digital Corporation:


We consent to the incorporation by reference on Amendment No. 1 to the Registration Statement on Form S-3 and related prospectus of Western Digital Corporation of our report dated July 27, 2000, except as to note 3, which is as of September 27, 2000, related to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 3, 1999 and June 30, 2000 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended June 30, 2000, and the related financial statement schedule, which report appears in the Company's annual report on Form 10-K for the year ended June 30, 2000 and to the reference to our firm under the heading "Experts."



                                                     /s/ KPMG LLP



Orange County, California

November 28, 2000